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                                                                       EXHIBIT 5

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]


                                               September 22, 2004

P. H. Glatfelter Company
96 S. George Street, Suite 500
York, Pennsylvania 17401

      Re:   Registration Statement on Form S-3 for P. H. Glatfelter Company

Ladies and Gentlemen:

            We have acted as counsel to P. H. Glatfelter Company, a Pennsylvania corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") by the Company with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to the registration by the Company of 1,725,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), to be sold by the holders thereof (the "Selling Shareholders") as described in the Company's Registration Statement on Form S-3 (File No. 333-117233), as amended (the "Original Registration Statement").

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto, the Original Registration Statement and all exhibits thereto and such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth, including the Company's Bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company and statements from certain officers of the Company.
In all cases, we have assumed the legal capacity and competence of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as conformed, photostatic or facsimile copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

            Based upon and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares are duly authorized, legally issued, fully paid and nonassessable.

            We express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Pennsylvania.

            We hereby consent to the sole use of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included in the Original Registration Statement.

                                        Very truly yours,

                   /s/ Ballard Spahr Andrews & Ingersoll, LLP